FORM OF
FINJAN HOLDINGS, INC.
2014 INCENTIVE COMPENSATION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) dated [INSERT DATE HERE] (the “Grant Date”) is by and between Finjan Holdings, Inc., a Delaware corporation (the “Company”) and [INSERT NAME HERE] (the “Grantee”).

In accordance with Section 6 of the Finjan Holdings, Inc. 2014 Incentive Compensation Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option to purchase shares of common stock, par value $0.0001 per share, of the Company (“Shares”) on the terms and conditions as set forth below (the “Option”).  The Option granted hereby is not intended to constitute an “Incentive Stock Option” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).  All capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Plan.

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1.           Grant.  The Committee hereby grants the Option to the Grantee on the Grant Date for the purchase from the Company of all or any part of an aggregate of [INSERT NUMBER HERE] Shares (subject to adjustment as provided in Section 4.2 of the Plan).

2.           Option Price.  The purchase price per Share purchasable under this Option shall be $[INSERT DOLLAR AMOUNT] (the “Option Price”) (subject to adjustment as provided in Section 4.2 of the Plan).  The Option Price is equal to 100% of the Fair Market Value of one Share on the Grant Date, as determined under the Plan.

3.           Term and Vesting of the Option.  The Term of the Option shall expire on the tenth anniversary of the Grant Date.  The Option shall become vested and exercisable with respect to [[INSERT VESTING TERMS, E.G.,:][one-third (1/3) of the Shares underlying the Option on first anniversary of the Grant Date and an additional one-twelfth (1/12) of the Shares underlying the Option shall vest on each of the eight quarterly anniversaries of the Grant Date following the first anniversary of the Grant Date (each such date, a “Vesting Date”) such that the Option shall become fully vested on the third (3rd) anniversary of the Grant Date.]] Except as otherwise provided herein, the Option may be exercised on or following the Grant Date or applicable Vesting Dates with respect to the vested and exercisable portion, as long as such exercise occurs prior to the expiration of the Option as provided in this Agreement and the Plan.

Notwithstanding the foregoing provisions of this Section 3, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of the Option which is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service shall not become exercisable after such termination and shall immediately be cancelled and forfeited to the Company.

4.            Termination of Service.  In the event the Grantee incurs a Termination of Service, the Grantee will have such rights with respect to the Option as are provided for in the Plan.

5.           Exercise of Option.  On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Sections 3 and 4 above, the portion of the Option that has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Section 6, by his or her permitted successor) upon delivery of the following to the Company (or any Person designated by the Company):

(a)	a written notice setting forth the number of whole Shares then being purchased; and

(b)
any combination of cash (or personal check, money order, cashier’s check or wire transfer) and/or (i) subject to applicable law and the Company’s policies, through the sale of the Shares acquired on the exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise, or (ii) with the approval of the Committee, Shares then owned by the Grantee in an amount having a combined Fair Market Value on the Exercise Date then equal to the aggregate Option Price of the Shares then being purchased.

No Shares shall be issued upon exercise of the Option until full payment has been made.  Upon satisfaction of the conditions and requirements of this Section 5 and the Plan, the Company, in its sole discretion, shall either (x) credit the number of Shares for which the Option was exercised in a book entry on the records kept by the Company’s stockholder record keeper or (y) shall deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised. Upon exercise of the Option (or a portion thereof), the Company shall have a reasonable time to issue Shares or credit a book entry for the Common Stock for which the Option has been exercised, and the Grantee shall not be treated as a stockholder for any purpose whatsoever prior to such issuance or book entry. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided in the Plan or this Agreement.

At the Company’s election, in its sole discretion, at the time the Grantee exercises any portion of the Option, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised pursuant to this Section, the Committee may direct that the Company either (A) pay the Grantee a cash amount, or (B) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

6.           Limitation Upon Transfer.  The Option and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution, or to a Permitted Transferee; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer the Option, other than as permitted in the preceding sentence shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of Grantee’s death. The Option shall be exercised during the Grantee’s lifetime only by the Grantee, the Grantee’s guardian, the Grantee’s legal representative or a Permitted Transferee.

7.           Change in Control.  Upon a Change in Control, the Grantee will have such rights with respect to the Option as are provided for in the Plan.

8.           Effect of Amendment of Plan.  No discontinuation, modification or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under the Option, except as otherwise provided under the Plan.  This Agreement may be amended as provided for under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9.           No Limitation on Rights of the Company.  The grant of the Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.           Rights as a Stockholder.  The Grantee shall have the rights of a stockholder with respect to the Shares subject to the Option only upon becoming the holder of record of such Shares.  Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the receipt of Shares.

11.           Compliance with Applicable Law.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option or (b) credit a book entry related to the Shares issued pursuant to the exercise of the Option to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of The NASDAQ Capital Market or any other market or exchange upon which the Shares are traded.  The Company may require, as a condition of the issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

12.           No Obligation to Exercise Option.  The granting of the Option shall not impose an obligation upon the Grantee to exercise such Option.

13.           Agreement Not a Contract of Employment or Other Relationship.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein.  The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as the Grantee.

14.           Withholding.  If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Company regarding the payment of such amount, as provided in Section 17 of the Plan.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.  The Grantee acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant and exercise of the Option.

15.           Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

16.           Notices.  Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and if to the Grantee, to the address appearing on the records of the Company.  Such communication or notice shall be delivered personally or sent by certified, registered or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

17.           Governing Law.  The validity, construction and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws, and applicable federal law. Venue shall be in, and subject to the jurisdiction of, the courts of the State of Delaware or a Federal Court located in the State of Delaware (as may be appropriate), notwithstanding the present or future domiciles of the Company or the Grantee.

18.           Receipt of Plan and Interpretation.  The Grantee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other Person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

19.           Condition to Return Signed Agreement.  This Agreement shall be null and void unless the Grantee indicates his or her acceptance of the Option and the terms of this Agreement by signing, dating and returning this Agreement to the Company within five (5) business days of receiving this Agreement.

20.           Construction.  Notwithstanding any other provision of this Agreement, this Agreement is made and the Award is granted pursuant to the Plan and is in all respects limited by and subject to the express provisions of the Plan, as amended from time to time.  To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern.  The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

21.           Entire Agreement.  This Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

22.           Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23.           Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. All signatures hereto may be transmitted by facsimile or .pdf file, and such facsimile or .pdf file will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces, and will be binding upon such party.

24.           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25.           Severability.  If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26.           Other Terms and Conditions.  The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of this Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written.

FINJAN HOLDINGS, INC.

By:

Name:

Title:

ACCEPTANCE OF AWARD BY GRANTEE

By executing below, the undersigned, the Grantee hereby acknowledges, (a) receipt of a copy of the Plan, (b) that the Grantee has read the Plan and this Agreement carefully, and fully understands their contents, (c) that the Grantee accepts the award of the Option, and (d) the Grantee agrees to be bound by the terms and conditions of the Plan and this Agreement.

Signature:

Printed Name:

Date:

Please sign and return your copy of this Agreement within five (5) business days of receiving this Agreement, to the Company’s Secretary at 122 East 42nd Street, Suite 1512, New York, NY 10168 via pdf, fax or interoffice-mail.  Failure to do so will result in forfeiture of this Award.  Please retain a copy of this signed Agreement for your records.